EXHIBIT 10.13

                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement) is entered into effective on the 2nd day of April, 2005 between Bronco Energy Fund, Inc., a Nevada corporation with officers in Tucson, Arizona (the "Company) and 3D Intel, Inc. a Texas corporation (the "Consultant") for the purpose of engaging the Consultant to advise and assist in the construction of a Coal Mining Roll-Up Business Plan which will encompass financial models and economic support documentation. The Business Plan shall include exhibits that identify and classify the procurement of all necessary documentation including financial models, acquisition strategy, valuations, proposals and contracts.

     The research process will include: finding the necessary exhibits to support the Business Plan value proposition, which will include copyrighted and non copyrighted material.

     It is understood and agreed that the Business Plan with Exhibits delivered via FedEx in a CD-ROM shall be conclusive evidence that the performance by Consultant is satisfactory to the Company and that the Consultant has performed all matters satisfactorily in accordance with this Agreement.

1. Retention and Services. The Company hereby retains the Consultant in connection with the structuring, drafting, filing and responding to the appropriate documents in connection with the business plan. Introductions to and use of professionals and other consultants made by the Consultant will be considered exclusive for purposes of this Agreement. Documents prepared in connection with this Agreement shall not be given to others, without approval from Consultant. The Consultant will use its reasonable best efforts to structure, draft, present and negotiate on behalf of Company to accomplish the business plan.

3, Compensation. As full payment for services already rendered and to be rendered hereafter by the Consultant, the Company agrees to pay the Consultant the sum of $100,000 in cash. To secure payment of the agreed compensation, the Company will execute and deliver to the Consultant a convertible promissory note, in the form attached as Schedule B, in the principal sum of $100,000, payable in full on or before April 15, 2005. The Consultant may convert the principal amount into shares of the common stock of the Company at a conversion price of $0.50 per share, as provided in the promissory note with such stock to be issued under the Company's then current 1-E Exemption.

4. Termination. The Consultant or the Company, with thirty days prior written notice, without cause may terminate this engagement at any time (except for Schedule A and Sections 8, 9, and 11of this Agreement that shall remain in full force and effect).

5. Use of Name. The Company agrees that any reference to the Consultant in any release, communication, or material distributed to prospective investors or lenders is subject to the Consultant's prior written approval. If the Consultant resigns prior to the dissemination of any such release, communication or material, no reference shall be made therein to the Consultant.

6. Use of Advice. No advice rendered by the Consultant in connection with the services performed by the Consultant pursuant to this Agreement will be quoted by either party hereto, nor will any such advice be referred to in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by such party or any person or corporation controlling, controlled by or under common control with such party or any director, officer, employee, agent or representative of any such party, without the prior written authorization of all parties hereto, except to the extent required by law (in which case the appropriate party shall so advise the other in writing prior to such use and shall consult with the other with respect to the form and timing of disclosure), provided that the foregoing shall not prohibit appropriate internal communication or reference with respect to such advice internally within such parties.

7. Representations and Warranties. The Company represents and warrants to the Consultant that this Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due execution by the Consultant, constitutes a legal, valid and binding Agreement of the Company enforceable against the Company in accordance with its terms. The Company represents that, to the best of its knowledge, the Information will not, when delivered at any closing of a financing, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Company agrees to advise the Consultant promptly of the occurrence of any event or any other change prior to any closing known to it which results in the Information containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

8. Indemnity. In partial consideration of the services to be rendered hereunder, the Company agrees to indemnify the Consultant in accordance with Schedule A attached hereto.

9. Conditions of Engagement. It is understood that the execution of this Agreement shall not be deemed or construed as obligating the Consultant to place or arrange any financing for the Company.

10. Survival of Certain Provisions. The indemnity and contribution agreement contained in Schedule A to this Agreement and the representations and warranties of the Company contained in Section 8 of this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of Consultant, or any person controlling it, (b) completion of the financing, (c) the resignation of the Consultant or any termination of the Consultant's services or (d) any termination of this Agreement, and shall inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Consultant, and the indemnified parties .

11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at the addresses set forth above, and (b) if to Consultant, at the offices of Consultant.

12. Counterparts. This Agreement may be executed in two or more counterparts and the counterparts, when executed, shall constitute a single, enforceable document. The signature on counterparts may be transmitted by fax, with documents so transmitted having the same force and effect as the executed originals.

13. Third Party Beneficiaries. This Agreement has been made and is made solely for the benefit of the Company, the Consultant and the other Indemnified Persons referred to in Schedule A hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

14. Construction. This Agreement incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist, and shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflicts of law.

15. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

16. Press Announcements. At any time after the completion of the Business Plan, and with the approval of the Company (which approval shall not be unreasonably withheld or delayed), the Consultant may at its own expense place an announcement in such newspapers and publication as it may choose, stating that Consultant has acted as exclusive financial advisor and sole conversion agent to the Company in connection with the transaction contemplated by this Agreement.

17. Amendment. This Agreement may not be modified or amended except in writing duly executed by the parties hereto.

18. Arbitration. The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration on the following terms:

         (a). It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other party together with particulars of the matter in dispute. On the expiration of such five business days the party who gave such notice may proceed to refer the dispute to arbitration as provided for below.

         (b). The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed in accordance with the rules for commercial arbitration of the American Arbitration Association. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with the rules for commercial arbitration of the American Arbitration Association. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for by the rules for commercial arbitration of the American Arbitration Association. or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties.

         (c). The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them, and there shall be no appeal from such award.

         (d). Any award in the arbitration shall be limited to actual contractual damages, and there shall be no award of consequential or punitive damages, attorneys' fees or other expenses. Each party expressly waives and disclaims the right to a jury trial relating to or arising out of this Agreement and expressly accepts the arbitration procedure set forth herein as the sole means of resolving any disputes or disagreements.

Executed and delivered by the undersigned, intending to be bound thereby, as of and effective on the date indicated next to the signature of each party below.

 Consultant
3D Intel, Inc.

By /s/ Alan Lomax,         Date:  April 2, 2005
     President

Company:
Bronco Energy Fund, Inc.

By /s/ Dan Baker,          Date:  April 2, 2005
     Chairman and CEO


                                   SCHEDULE A

     This Schedule A is a part of the Consulting Agreement (the "Agreement") dated April 2, 2005 between and Bronco Energy Fund (the "Company") and 3D Intel, Inc. (the "Consultant"). Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

     Since the Consultant will be acting on behalf of the Company in connection with the transaction contemplated by the Agreement, and as part of the consideration for the Agreement of the Consultant to furnish services pursuant to such Agreement, the Company agrees to indemnify and hold harmless the Consultant, and other Persons controlling or employed by the Consultant, or any of their respective affiliates within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and the respective agents, employees, officers, directors, partners, counsel and shareholders of Consultant and such Persons (the Consultant and each such other Person or entity being referred to as an "Indemnified Person") to the fullest extent lawful, from and against all claims, liabilities, losses, damages and expenses (or actions taken in respect thereof) related to or arising out of (i) actions taken or omitted to be taken by the Company or Consultant, their affiliates, employees or agents (other than an Indemnified Person), (ii) actions taken or omitted to be taken by an Indemnified Person (including acts or omissions constituting ordinary negligence) pursuant to the terms of, or in connection with services rendered pursuant to and in accordance with the terms of, the Agreement or any transaction or proposed transaction contemplated thereby or any Indemnified Person's role in connection therewith, provided, however, that the Company shall not be responsible for any losses, claims, damages, liabilities or expenses to the extent that it is finally judicially determined that they result solely from actions taken or omitted to be taken by such Indemnified Person which constitute willful misconduct or to be due to such Indemnified Person's gross negligence, and (iii) any untrue statement or alleged untrue statement of a material fact contained in the Information or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the indemnity obligations arising hereunder in respect of losses, claims, damages, liabilities or expenses asserted by any purchaser and related to or arising out of alleged omissions or misstatements of material facts in the Information shall not inure to the benefit of any Indemnified Person to the extent that the Company shall have requested the Consultant to deliver, and the Consultant shall have failed to deliver, to such offeree or purchaser an amendment or supplement to the Information prepared by the Company and provided to the Consultant not less than one full business day prior to the offer or sale to such purchaser, if the untrue statement of a material fact from such Information was correct in such amendment or supplement thereto. Notwithstanding any of the indemnification or contribution provisions contained herein, the Company shall not be required to make reimbursement or payment of any settlement, or any expenses or cost incurred in connection therewith, effect without the Company's prior written consent, which consent shall not be unreasonably withheld.

     Each Indemnified Person shall give prompt written notice to the Company after the receipt by such Indemnified Person of any written notice of the commencement of any action, suit or proceeding for which such Indemnified Person will claim indemnification or contribution pursuant to this Agreement. The Company shall have the right, exercisable by giving written notice from such Indemnified Person with 20 business days after the receipt of written notice from such Indemnified Person of such commencement, to assume, at their expense, the defense of any such action, suit or proceeding; provided, however, that an Indemnified Person shall have the right to employ counsel in any such action, suit or proceeding, and to participate in the defense thereof, but the fees and expenses of such counsel then shall be at the expense of such Indemnified Person unless: (i) the Company fails to assume the defense of such action, suit or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Person in any such action, suit or proceeding; or (ii) the Company and such Indemnified Person shall have been advised by counsel that there may be one or more defenses available to such Indemnified Person which are different from or additional to those available to the Company or another Indemnified Person, as the case may be (in which case, if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Person); it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceeding arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time acting for all Indemnified Persons in any one jurisdiction.

     If for any reason (other than the willful misconduct or gross negligence of an Indemnified Person as provided above) the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company, to the extent permitted by law, shall contribute to the amount paid or payable by such Indemnified Person as a result of such claims, liabilities losses, damages or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Consultant on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand and by the Consultant on the other, but also the relative fault of the Company and the Consultant, as well as any relevant equitable considerations. Notwithstanding the provisions, the aggregate contribution of all Indemnified Persons to all claims, liabilities, losses, damages and expenses shall not exceed the amount of fees actually received by the Consultant pursuant to the Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Consultant on the other with respect to any transaction or proposed transaction contemplated by the Agreement shall be deemed to be in the same proportion as (i) the gross proceeds of the transaction bears to (ii) the fees paid to the Consultant with respect to such transaction.

     The relative fault of the Company on the one hand and the Consultant on the other with respect to the transaction shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Consultant, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Indemnified Person shall have any liability to the Company or any other officer, director, employee or affiliate thereof in connection with the services rendered pursuant to the Agreement except for any liability for claims, liabilities, losses or damages finally judicially determined to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person (constituting willful misconduct) or as a result of gross negligence and except for breeches or violations by the Consultant of its obligations under the Agreement. The Indemnity, contribution and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, (ii) shall apply to any modification of the Consultant' engagement and shall remain in full force and effect following the completion or termination of the Agreement, (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Consultant or any other Indemnified Person and (iv) shall be binding on any successor or assign of the Company and successors or assigns to all or substantially all of the Company's business and assets.

     In addition, the Company agrees to reimburse such Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred by such Indemnified Person (upon receipt by the Company from such Indemnified Person of any undertaking by such Indemnified Person promptly to repay to the Company any such reimbursement upon a final judicial determination that such Indemnified Person is not entitled to Indemnification pursuant to the proceeding paragraphs) in connection with investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party.


                                   SCHEDULE B
$ 100,000.00                                                       APRIL 2, 2005
                            Bronco Energy Fund, Inc.
                           Convertible Promissory Note
                               Due April 15, 2005

ARTICLE ONE: OBLIGATION

         Bronco Energy Fund, Inc., a Nevada corporation whose address is 2920 North Swan Road, Suite 206, Tucson AZ 85712 (the "Company"), hereby promises to pay to the order of 3D Intel, Inc., a Texas corporation, whose address is 2002 A Guadalupe Street, Suite 187, Austin Texas 78705, (the "Holder") the principal sum of One Hundred Thousand dollars ($100,000.00), payable in full on or before April 15, 2005. All payments pursuant to this Note shall be made in lawful money of the United States and mailed to the Holder in accordance with Article Five herein below. The Holder may convert the principal balance and accrued interest of this Note at any time, provided that the Holder notifies the Company of its election Three (3) days prior thereto.

ARTICLE TWO: CONVERSION

Section 2.1. Conversion. At the option of the Holder, this Note shall be convertible, as to all or any part of the outstanding and unpaid principal amount, together with interest or expenses thereon, into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion"). In the event that the number of shares of Common Stock issuable upon the conversion of this promissory note would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the then resulting outstanding shares of Common Stock of the Company, the Holder may elect to convert that amount of the Promissory Note such that no more the Holder will own no more than 4.9% of the then resulting outstanding shares of the Company. Any remaining principal balance due as a result of this limitation shall then be paid in full, in cash, by the Company. For purposes of this conversion provision, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D. The number of shares of Common Stock to be issued upon each conversion shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit 1 (the "Notice of Conversion"), delivered to the Company by the Holder in accordance with Section
1.4 below (together with a release in the form attached hereto as Exhibit 2); provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., Eastern Standard time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this promissory note, the sum of (1) the principal amount of this promissory note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this promissory note to the Conversion Date plus (3) Default Interest, if any.

Section 2.2. Conversion Price. The Conversion Price shall be $0.50 per share.

Section 2.3. Lock-Up. The undersigned hereby agrees, represents and warrants that for a period commencing on April 2, 2005, and expiring six months after the issuance of any stock pursuant to the conversion of amounts due into Common Stock of the Company (the "Lock-up Period"), he, she or it will not, directly or indirectly, without the prior written consent of the Investor, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of except pursuant to Rule 144 of the General Rules and Regulations under the Securities Act of 1933, any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the "Securities").

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company's securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned's investment in the Company.

ARTICLE THREE: ANTIDILUTION PROVISIONS

Section 3.1. Dividends. The Company shall not declare or pay any dividend of cash or property, or make any other distribution with respect to its common stock, until this Note is paid in full or otherwise converted.

Section 3.2. Adjustment of and Changes in Stock. In the event that the shares of common stock of the Company as presently constituted are changed into or exchanged for a different number or kind of shares of stock or securities of the Company or of another corporation by reason of merger, consolidation, recapitalization, reclassification, split-up or combination of shares, or if the number of shares of common stock of the Company is increased through the payment of a stock dividend, then there shall be substituted for or added to each Share into which this Note is convertible the number and kind of shares of stock or other securities into which each outstanding share of common stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the care may be. Any conversion rights outstanding under Article Two above shall also be amended as to price and other terms if necessary to reflect the foregoing events. In the event that there shall be any other change in the number or kind of the outstanding shares of common stock of the Company, or of any stock or other securities into which it shall have been exchanged, then if the Board of Directors, in its sole discretion, determines that such change equitably requires an adjustment in any conversion right granted by this Note, such adjustment shall be made in accordance with such determination.

ARTICLE FOUR: DEFAULT; ACCELERATION OF MATURITY

Section 4.1. Events of Default. Without notice, except as expressly provided herein, the following will be deemed to be events of default under this Note:

     1. Non-Payment. Failure to pay the principal balance of this Note plus the accrued interest payable with respect thereto as and when the same becomes due and payable, whether at maturity, by declaration as authorized by
     Section 4.2 below, or otherwise, and the continuance of such default for a period of fifteen (15) days, shall be an event of default.

     2. Covenants. Failure on the part of the Company fully to observe or perform any other of the covenants or agreements contained in this Note shall be an event of default if written notice of such failure, requiring the Company to remedy the same, has been given to the Company by the Holder and such failure has continued unremedied for a period of fifteen (15) days after the date of the Company's receipt of such notice.

     3. Insolvency. A decree or order of a court of competent jurisdiction adjudging the Company bankrupt or insolvent or approving a petition for reorganization of the Company under the United States bankruptcy laws shall be an event of default if such decree or order has continued undischarged or unstayed for a period of thirty (30) days.

     4. Receivership. A decree or order of a court of competent jurisdiction for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company, or of all or substantially all of its property or for the winding up or liquidation of its affairs, which has continued in force undischarged or unstayed for a period of thirty (30) days, shall be an event of default.

     5. Bankruptcy. The institution of proceedings to be adjudged a voluntary bankrupt, consent to the filing of bankruptcy proceedings against the Company, the filing of a petition, answer, or consent seeking reorganization under the United States bankruptcy laws, consent to the filing of any such petition, consent to the appointment of a receiver, liquidator, or trustee in bankruptcy, the making of a general assignment for the benefit of creditors or an admission in writing by the Company of an inability to pay its debts generally as they become due, shall be events of default.

     6. Attachment. An event of default shall occur if a warrant, attachment or any similar process in any amount in excess of one hundred thousand dollars ($100,000) is entered or filed against the Company or against any of its property or assets and remains unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days.

     7. Outstanding Default. An event of default, as defined in any note, indenture, trust agreement or other instrument securing or protecting any part of any debt of the Company, now or hereafter outstanding, which caused acceleration of maturity of any part of such debt pursuant to the provisions of such note, indenture, trust agreement or other instrument, shall be an event of default for purposes of his Note if it has not been rescinded, annulled or cured prior to the expiration of fifteen (15) days after the date of such acceleration.

     8. Unavailability of Shares under Regulation E. An event of default shall occur if the Company, having previously elected to be governed as a Business Development Company under Sections 55 through 65 of the Investment Company Act of 1940, shall fail or be unable to issue shares exempt from registration under Regulation E.

Section 4.2. Acceleration. If any one or more of the events of default specified in Section 4.1 above occurs, the Holder, by notice in writing to the Company, may declare the principal balance of this Note then outstanding to be immediately due and payable without further notice or demand; provided, however, that at any time within fifteen (15) days after such declaration the same shall be null and void if the Company cures the default specified in the Holder's notice.

Section 4.3. Rights and Remedies Upon Default. Upon occurrence of any Default and at any time thereafter, the Holder shall have the right to exercise all of the remedies conferred hereunder and the Holder shall have all the rights and remedies of a Holder under any other applicable law. Upon occurrence of any default, Holder shall have the right to increase and thereafter collect interest at the rate of ten percent (10%) per annum on the unpaid balance (the "Default Interest Rate").

ARTICLE FIVE: NOTICES

All notices and other communications provided for herein shall be delivered by hand or forwarded by United States First Class Mail postage prepaid directed to the Company or to the Holder at its principal place of business as published under applicable state records in the state in which it is organized and governed, or to such other address as each may from time to time designate to the other in writing. Notices or communications given as set forth herein shall be conclusively deemed to have been received by the party to whom addressed three (3) business days after the same are deposited in the United States mail.

ARTICLE SIX: GOVERNING LAW

This Note shall be construed according to the laws of the State of Nevada, without regard to principles of conflicts of law, applicable to agreements negotiated, executed and performed entirely within the State of Nevada.

ARTICLE SEVEN: METHOD OF TRANSFER

This Note shall not be transferred or assigned unless the Company shall have first been advised by counsel acceptable to it that such transfer or assignment will not violate the provisions of any state or federal securities laws.
Transfer of this Note shall be made by the Holder's delivery to the Company of this Note duly endorsed. Upon such delivery, the Company shall issue to the transferee a new Note containing the same terms and conditions as are set forth herein. The Company may treat the transferee as the absolute owner for the purpose of receiving payment of or on account of principal and interest due, for the purpose of effecting the conversion of this Note into Shares, and for all other purposes, and may require guaranty of authenticity of signatures with respect to endorsements.

ARTICLE EIGHT: INVESTOR'S INVESTMENT REPRESENTATION

Section 8.1. Investment Intention. The Holder represents and warrants to the Company that it is acquiring this Note and will acquire all Shares into which it is converted with no intent to distribute the same, or sell the same in connection with the distribution thereof, except as and to the extent permitted under the Securities Act of 1933 and applicable state securities laws, and the applicable rules and regulations promulgated thereunder.

Section 8.2. Assumption of Economic Risk. The Holder further represents and warrants to the Company that it is financially able to bear the economic risk of this Note as well as a total loss of the investment.

EXECUTION

Executed as of the 2nd day of April, 2005

Company:
Bronco Energy Fund, Inc.

By: /s/ Dan Baker, President


EXHIBIT 1
                              NOTICE OF CONVERSION

         The undersigned (referred to herein as the "Holder") hereby irrevocably elects to convert $100,000 principal amount of the Convertible Promissory Note
(as defined below) into shares of common stock, par value $.001 per share ("Common Stock"), of Bronco Energy Fund, Inc. a Nevada corporation (the "Company") according to the conditions of the Convertible Promissory Note of the Company (the "Convertible Promissory Note"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on pricing and conversion set forth in the Convertible Promissory Note) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:                      Alan Lomax
Address:                   2002 A Guadalupe Street, Suite 187
                                    Austin, Texas 78705

         The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Convertible Promissory Note shall be made pursuant to an exemption from registration under the Securities Act of 1933, as amended.

Date of Conversion:        April 15, 2005

Number of Shares of Common Stock to be Issued Pursuant to conversion of the Convertible Promissory Note: 200,000 "Holder"

Signature:  /s/ Alan Lomax
Name:    Alan Lomax, President
                  3D Intel, Inc.
Address:          2002 A Guadalupe Street, Suite 187
                  Austin, Texas 78705

EXHIBIT B

                          AGREEMENT FOR CONVERSION AND
                   TERMINATION AND RELEASE OF PROMISSORY NOTE

This AGREEMENT FOR CONVERSION AND TERMINATION AND RELEASE OF PROMISSORY NOTE (this "Agreement") made and entered into this 15th day of April 2005 , by and among 3D Intel, Inc. a Texas Corporation , whose address is 2002 A Guadalupe Street, Suite 187, Austin, Texas 78705, (the "Holder") and Bronco Energy Fund, Inc. a Nevada corporation whose address is 2920 North Swan Road, Suite 206, Tucson AZ 85712 (the "Company") and is made in light of the fact that Holder owns and holds that certain Convertible Promissory Note dated as of December 28, 2004 issued by the Company (the "Note" ) and desires to convert and allow the Company to redeem and satisfy the Note, and the Company desires to issue those shares identified below in full satisfaction thereof in accordance with and subject to the terms and provisions of this Agreement, which facts are a material part hereof.

NOW THEREFORE, for and in consideration of good and valuable consideration, in hand paid, including, but not limited to the mutual promises set forth herein, the receipt and sufficiency of which is acknowledged by each party hereto, and intending to be legally bound, the Seller and Purchaser agree as follows:

1. Issuance of shares. As of the date hereof, the Company shall issue to the Holder, Two Hundred Thousand (200,000) shares of its common stock, duly issued and authorized and fully paid and non assessable, ("Shares") in exchange for and in full satisfaction of the Note and all amounts due thereunder.

2. Conversion. The Holder hereby irrevocably elects to convert the debt represented by the Notes into the Shares as provided in the Note. The parties agree and acknowledge that the Note provides for a conversion into the shares and that any balance remaining is being waived with the understanding that such shares will be issued pursuant to Regulation E upon execution. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below.

3. Representations and Warranties. The Company represents and warrants that (i) the Shares are authorized to be issued by the Company; (ii) the Company has and will have full right, power, and authority to issue, transfer, and deliver the Shares to the Holder free and clear of any security interests, mortgage, adverse claims, liens, or encumbrances of any nature or description whatsoever, subject only to matters pertaining to the sale of securities generally including but not limited to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any state statute, rule, or regulation relating to the sale of securities (collectively "Securities Laws" ); and (iii ) the Company has no knowledge of any adverse claims affecting the Shares and there are no notations of any adverse claims marked on the certificates for the Shares.
Purchaser hereby represents and warrants to Seller that at the Closing, Purchaser will acquire the Shares for investment and not with a view to the sale or other distribution thereof and Purchaser will not at any time sell, exchange, transfer, or otherwise dispose of the Shares under circumstances that would constitute a violation of the Securities Laws. Each of the warranties, representations, and covenants contained in this Agreement by any party thereto shall be continuous and shall survive the delivery of the Shares.

4. Lock-Up. The Holder hereby agrees, represents and warrants that for a period commencing on the issuance of the stock pursuant to the conversion, and expiring six months after the issuance of any such stock (the "Lock-up Period"), he, she or it will not, directly or indirectly, without the prior written consent of the Investor, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of except pursuant to Rule 144 of the General Rules and Regulations under the Securities Act of 1933, any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the "Securities").

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company's securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned's investment in the Company.

5. Mutual Release. Upon delivery of the Note from Holder to the Company, marked cancelled, and the Shares from the Company to the Holder, each party hereto has remised, released, and forever discharged and, by this Agreement, does, for itself and its personal representatives, executors, successors and assigns remise, release and forever discharge the other, its successors and assigns, from any and all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, trespasses, damages, judgments, executions, claims and demands, whatsoever, in law or in equity, whether known or unknown, arising out of the Note, and the execution and delivery thereof. This release relates only to the Note and not to any other contract, agreement, undertaking, understanding or covenant between the parties.

IN WITNESS WHEREOF. the Company and the Holder have caused this

Agreement to be executed as of April 2nd, 2005

/s/ Dan Baker
President
Bronco Energy Fund, Inc.

/s/ Alan Lomax
President
3D Intel, Inc.